                                               WESTIN HOTELS LIMITED PARTNERSHIP


                                  AGREEMENT OF SALE

The undersigned Limited Partner, and/or Assignee Holder or Unit Holder (the "Seller") does hereby sell, assign, transfer, convey and deliver (the "Sale") to Kalmia Investors, LLC, a Delaware limited liability company ("Kalmia" or the "Purchaser"), all of the Seller's right, title and interest in units of limited partnership interests including any rights attributable to claims, damages, recoveries, including recoveries from class action lawsuits, and causes of action accruing to the ownership of such units of limited partnership interests ("Units") in Westin Hotels Limited Partnership (the "Partnership") being sold pursuant to this Agreement of Sale ("Agreement") and the Offer to Purchase dated February 1, 1999, (which together with this Agreement constitute the "Offer") for a purchase price of $1,000 per Unit, less the amount of any distributions declared or paid from any source by the Partnership with respect to the Units after December 15, 1998, without regard to the record date or whether such distributions are classified as a return on, or a return of, capital.

The Seller hereby represents and warrants to the Purchaser that the Seller owns such Units and has full power and authority to validly sell, assign, transfer, convey, and deliver to the Purchaser such Units, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. The Seller further represents and warrants that the Seller is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if the Seller is not a United States person, the Seller does not own beneficially or of record more than 5 percent of the outstanding Units.

Such Sale shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever, distributable or allocable to such Units under the Partnership Agreement. Upon the execution of this Agreement by the Seller, Purchaser shall have the right to receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of such Units.

Seller, by executing this Agreement, hereby irrevocably constitutes and appoints Purchaser as its true and lawful agent and attorney-in-fact with respect to the Units with full power of substitution. This power of attorney is an irrevocable power, coupled with an interest of the Seller to Purchaser, to (i) execute, swear to, acknowledge, and file any document relating to the transfer of the ownership of the Units on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books maintained by the General Partner of the Partnership, or amend the books and records of the Partnership as necessary or appropriate for the withdrawal of the Seller as a Unitholder and/or Limited Partner of the Partnership, (ii) vote or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Units, (iii) deliver the Units and transfer ownership of the Units on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books, maintained by the Partnership's General Partner, (iv) endorse on the Seller's behalf any and all payments received by Purchaser from the Partnership for any period on or after December 15, 1998, which are made payable to the Seller, in favor of Purchaser, (v) execute on the Seller's behalf, any applications for transfer and any distribution allocation agreements required by the National Association of Securities Dealers, Inc.'s Notice to Members 96-14 to give effect to the transaction contemplated by this Agreement, and (vi) receive all benefits and distributions and amend the books and records of the Partnership, including Seller's address and record, to direct distributions to Purchaser as of the effective date of this Agreement and otherwise exercise all rights of beneficial owner of the Units. Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

SELLER DOES HEREBY DIRECT AND INSTRUCT THE PARTNERSHIP AND THE GENERAL PARTNER IMMEDIATELY UPON THEIR RECEIPT OF THIS AGREEMENT OF SALE (i) TO AMEND THE BOOKS AND RECORDS OF THE PARTNERSHIP TO CHANGE THE SELLER'S ADDRESS OF RECORD TO KALMIA INVESTORS, LLC, C/O ARLEN CAPITAL, 1650 HOTEL CIRCLE NORTH, SUITE 200, SAN DIEGO, CALIFORNIA 92108, AND (ii) TO FORWARD ALL DISTRIBUTIONS AND ALL OTHER INFORMATION TO BE RECEIVED BY SELLER TO KALMIA INVESTORS, LLC TO THE ADDRESS SET FORTH IN (i) ABOVE.

Seller and Purchaser do hereby release and discharge the General Partner and its affiliates and each of their respective officers, directors, shareholders, employees, and agents from all actions, causes of actions, claims or demands Seller or Purchaser have, or may have, against any such person that result from such party's reliance on this Agreement or any of the terms and conditions contained herein. Seller and Purchaser do hereby indemnify and hold harmless the Partnership and the General Partner and its affiliates and each of their respective officers, directors, shareholders, employees, and agents from and against all claims, demands, damages, losses, obligations, and responsibilities arising, directly or indirectly, out of a breach of any one or more of their respective representations and warranties set forth herein.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, the Seller will execute and deliver any additional documents deemed by the Purchaser or the Partnership to be necessary or desirable to complete the assignment, transfer and purchase of such Units. Kalmia reserves the right to amend or extend the offer at any time without further notice to the Limited Partners.

The Seller hereby certifies, under penalties of perjury, that (i) the tax identification number shown on this form is the Seller's correct Taxpayer Identification Number; and (ii) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding.

The Seller hereby also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

This Agreement shall be governed by and construed in accordance with the laws of the State of California. Seller waives any claim that California or the Southern District of California is an inconvenient forum, and waives any right to trial by jury.
The undersigned Seller (including any joint owner(s)) owns and wishes to assign the number of Units set forth below. By its own or its Authorized Signatory's signature below, the Seller hereby assigns its entire right, title and interest to the Units to the Purchaser.

By executing this Agreement the Seller hereby acknowledges to the General Partner that the Seller desires to withdraw as a Limited Partner as to the Units referenced herein and hereby directs the General Partner to take all such actions as are necessary to accomplish such withdrawal, and appoints the General Partner the agent and attorney-in-fact of the Limited Partner, to execute, swear to, acknowledge and file any document or amend the books and records of the Partnership as necessary or appropriate for the withdrawal of the Limited Partner.

                                               WESTIN HOTELS LIMITED PARTNERSHIP


IN WITNESS WHEREOF the Limited Partner has executed, or caused its Authorized Signatory to execute, this Agreement.

Print Name of Limited Partner (as it appears on the investment)________________________________________________________________

Print Name and Capacity of Authorized Signatory (if other than above)__________________________________________________________




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



__________________________________           __________________________________
Seller's Signature                           Joint Seller's Signature
MEDALLION GUARANTEE                          MEDALLION GUARANTEE
(Medallion Guarantee for each                (Medallion Guarantee for each
Seller's signature)                          Seller's signature)


__________________________________     Investor I.D. Number

__________________________________     Home Telephone Number

__________________________________     Office Telephone Number

__________________________________     Mailing Address

__________________________________     City, State, Zip Code

__________________________________     State of Residence

__________________________________     Social Security/Tax ID No.

__________________________________     Date
          $1,000
__________________________________     Sales Price per Unit

                         _________     Number of Units to be sold
                                       OR
                               / /     Check here if you wish to sell ALL your units


===========================================

   ------- FOR INTERNAL USE ONLY -------

   ACCEPTED:
   --------
   KALMIA INVESTORS, LLC
   By: Its Manager, Arlen Capital, LLC


   By:____________________________________
             Authorized Representative

===========================================

YOU MUST MAIL EXECUTED ORIGINAL TO THE DEPOSITARY:
Arlen Capital, LLC
1650 Hotel Circle North, Suite 200
San Diego, California 92108
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     PLEASE CALL US AT (800) 891-4105 IF YOU HAVE ANY QUESTIONS REGARDING THE SALE OF YOUR UNITS.

===========================================================================================================================
                     INSTRUCTIONS TO COMPLETE AGREEMENT OF SALE

ALL SIGNATURES MUST BE MEDALLION GUARANTEED
Beneficial Owner of Record Should:                          Death
---------------------------------                           -----
1.   COMPLETE and SIGN Agreement.                           If any owner is deceased, please enclose a certified copy of
2.   Have your signature Medallion Guaranteed by            Death Certificate.  If Ownership is OTHER than Joint Tenants
     your Bank or Broker.                                   With Right of Survivorship, please provide Letter of
3.   Indicate Number of Units Owned and/or To Be Sold.      Testamentary or Administration current within 60 days
4.   Return Agreement in Envelope Provided.                 showing your beneficial ownership or executor capacity (in addition to copy of Death Certificate).
Joint Ownership
---------------
Please have ALL owners of record sign Agreement, and
SEPARATELY Medallion Guarantee each signature.              Corporation
                                                            -----------
IRA/KEOGH                                                   Corporate resolution required showing authorized signatory.
---------
1.   Beneficial owner must sign Agreement.                  Trust, Profit Sharing or Pension Plan
2.   Provide Custodian information. (i.e. Name,             ---------------------------------------
     Company Name, Address, Phone No. and                   Please provide title, signature, and other applicable pages of
     Account No.)                                           Trust Agreement showing authortized signatory.
3.   Kalmia will obtain the Medallion Guarantee of
     Custodian Signature.
                                                                            WSTN.02.01.9914D.
===========================================================================================================================
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